Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-161662, 333-144827, and 333-124911 on Form S-8 of our reports dated March 9, 2011, relating to the consolidated financial statements of SunOpta Inc., and the effectiveness of SunOpta Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SunOpta Inc. for the year ended January 1, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
March 9, 2011